Exhibit 99.1

Lawson Software, Inc. Confirms Receipt of Unsolicited Proposal from Infor and Golden Gate Capital

Board of Directors has Retained Financial Advisor to Assist in Evaluating the Proposal and Reviewing Strategic Alternatives

ST. PAUL, Minn.--(BUSINESS WIRE)--March 11, 2011--Lawson Software, Inc. (Nasdaq:LWSN) today confirmed that it received an unsolicited, non-binding proposal from Infor and Golden Gate Capital to acquire all of the company's outstanding common stock at a price of $11.25 per share in cash. The parties are engaged in discussions regarding this proposal; however, there can be no assurance that any agreement will be reached.

Following receipt of the unsolicited proposal, the company’s board of directors retained Barclays Capital, Inc. as its financial advisor to assist in evaluating the proposal, as well as other possible strategic alternatives. Lawson's board has not made any determination to sell the company or engage in any other strategic transaction, and there can be no assurance that the unsolicited proposal or the evaluation of strategic alternatives will result in any sale or other transaction, whether with Infor and Golden Gate or any other party.

Unless and until the board makes a determination to sell the company or engage in another strategic transaction, the company remains fully committed to its current strategic plan. The board believes that the company is well-positioned to continue executing its strategic plan through organic growth in targeted verticals and disciplined acquisitions.

The company does not intend to comment further regarding this matter unless and until an agreement is reached, discussions with Infor and Golden Gate have been terminated or the board concludes its strategic review.

About Lawson Software

Lawson Software is a global provider of enterprise software. We provide business application software, maintenance and consulting to customers primarily in specific services, trade and manufacturing/distribution industries. We specialize in and target specific industries including healthcare, services, public sector, equipment service management & rental, manufacturing & distribution and consumer products industries. Our software solutions include Enterprise Financial Management, Human Capital Management, Business Intelligence, Asset Management, Enterprise Performance Management, Supply Chain Management, Service Management, Manufacturing Operations, Business Project Management and industry-tailored applications. Our applications help automate and integrate critical business processes, which enable our customers to collaborate with their partners, suppliers and employees, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com. For Lawson’s listing on the First North exchange in Sweden, Remium AB is acting as the Certified Adviser.

Forward-Looking Statements

This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson and its management. Such forward-looking statements, including statements regarding discussions with respect to the proposal by Infor and Golden Gate to acquire Lawson and the review of Lawson's possible strategic alternatives, are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. Lawson is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: the uncertainty that a definitive agreement with respect to a potential sale of Lawson will be reached or the terms thereof; the ability to complete such a transaction on a timely basis; the satisfaction of any conditions to the consummation of such a transaction; the risk that expected benefits of any such transaction may not materialize as expected; the risk that, prior to the completion of any such transaction, Lawson's business may experience significant disruptions, including loss of customers or employees, due to transaction-related uncertainty or other factors; the possibility that legal proceedings may be instituted against Lawson and/or others relating to any such transaction and the outcome of such proceedings; uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; increased competition; the impact of foreign currency exchange rate fluctuations; continuation of the global recession and credit crisis; Lawson’s ability to integrate acquisitions successfully; changes in conditions in the company's targeted industries; the outcome of pending litigation and other risk factors listed in Lawson's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

CONTACT:
Lawson Software
Barbara Doyle, +1-651-767-4385
barbara.doyle@lawson.com
Terry Blake, +1-651-767-4766
terry.blake@us.lawson.com